Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
First Quarter 2015

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	6

Non-Interest Income, Mortgage Income and Wealth Management Income	7

Non-Interest Expense	8

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, and Return Ratios	9

Statement of Discontinued Operations	10

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	11
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Principal Payment Resets	12
Early and Late Stage Delinquencies	13
Troubled Debt Restructurings	14

Consolidated Balance Sheets	15

Loans	16

Deposits	17

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	18

Forward Looking Statements	19

Note - In the first quarter of 2015, the Company adopted new guidance related to the accounting for investments in qualified affordable housing projects. The guidance required retrospective application. All prior period amounts impacted by this guidance have been revised.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Earnings Summary
Interest income - taxable equivalent	$903	$911	$913	$915	$913
Interest expense - taxable equivalent	71	74	76	77	82
Net interest income - taxable equivalent	832	837	837	838	831
Less: Taxable-equivalent adjustment	17	17	16	15	15
Net interest income	815	820	821	823	816
Provision for loan losses	49	8	24	35	2
Net interest income after provision for loan losses	766	812	797	788	814
Non-interest income	470	474	497	475	457
Non-interest expense	905	969	826	820	817
Income from continuing operations before income taxes	331	317	468	443	454
Income tax expense	95	98	151	148	151
Income from continuing operations	236	219	317	295	303
Income (loss) from discontinued operations before income taxes	(4)	(5)	5	2	19
Income tax expense (benefit)	(2)	(2)	2	1	7
Income (loss) from discontinued operations, net of tax	(2)	(3)	3	1	12
Net income	$234	$216	$320	$296	$315
Income from continuing operations available to common shareholders	$220	$203	$297	$287	$295
Net income available to common shareholders	$218	$200	$300	$288	$307

Earnings per common share from continuing operations - basic	$0.16	$0.15	$0.22	$0.21	$0.21
Earnings per common share from continuing operations - diluted	0.16	0.15	0.21	0.21	0.21
Earnings per common share - basic	0.16	0.15	0.22	0.21	0.22
Earnings per common share - diluted	0.16	0.15	0.22	0.21	0.22

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$78,243	$77,307	$76,607	$76,513	$75,680
Allowance for loan losses	(1,098)	(1,103)	(1,178)	(1,229)	(1,261)
Assets	122,447	119,563	119,105	118,603	117,821
Deposits	97,477	94,200	94,130	93,822	93,393
Long-term debt	3,208	3,462	3,813	3,824	4,226
Stockholders' equity	17,051	16,873	17,039	16,913	16,020
Average balances—Continuing Operations
Loans, net of unearned income	$77,942	$77,182	$76,279	$76,390	$75,139
Assets	120,566	119,122	118,669	117,881	117,717
Deposits	95,783	94,024	93,971	92,989	92,925
Long-term debt	3,371	3,618	3,820	4,161	4,643
Stockholders' equity	16,963	17,060	16,914	16,553	15,890

Note - In the first quarter of 2015, the Company adopted new guidance related to the accounting for investments in qualified affordable housing projects. The guidance required retrospective application. All prior period amounts impacted by this guidance have been revised.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Return on average assets from continuing operations*	0.74%	0.68%	1.00%	0.98%	1.01%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	7.91%	7.04%	10.74%	10.63%	11.80%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	64.9%	66.1%	62.7%	63.2%	65.9%
Common book value per share	$12.05	$11.81	$11.71	$11.60	$11.30
Tangible common book value per share (non-GAAP) (1)	$8.39	$8.18	$8.14	$8.04	$7.73
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.59%	9.66%	9.82%	9.74%	9.44%
Basel I Tier 1 common equity risk-based ratio (non-GAAP) (3)	N/A	11.7%	11.8%	11.6%	11.4%
Basel III common equity Tier 1 ratio (2)	11.2%	N/A	N/A	N/A	N/A
Basel III common equity Tier 1 ratio (non-GAAP)—Fully Phased-In Pro-Forma (1)(2)(3)	10.9%	11.0%	11.2%	11.0%	10.8%
Tier 1 capital ratio (2)(3)(4)	12.0%	12.5%	12.7%	12.5%	11.8%
Total risk-based capital ratio (2)(3)(4)	14.2%	15.3%	15.5%	15.3%	14.9%
Leverage ratio (2)(3)(4)	10.6%	10.9%	11.0%	10.8%	10.2%
Effective tax rate (5)	28.7%	31.0%	32.1%	33.5%	33.3%
Allowance for loan losses as a percentage of loans, net of unearned income	1.40%	1.43%	1.54%	1.61%	1.67%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.37x	1.33x	1.41x	1.37x	1.18x
Net interest margin (FTE) from continuing operations*	3.18%	3.17%	3.18%	3.24%	3.26%
Loans, net of unearned income, to total deposits	80.3%	82.1%	81.4%	81.6%	81.0%
Net charge-offs as a percentage of average loans*	0.28%	0.42%	0.39%	0.35%	0.44%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.02%	1.07%	1.09%	1.17%	1.41%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.24%	1.28%	1.30%	1.37%	1.63%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (6)	1.51%	1.57%	1.61%	1.69%	1.97%
Associate headcount (7)	23,601	23,723	23,599	23,416	23,687
ATMs	1,966	1,997	1,995	1,990	2,002

Branch Statistics
Full service	1,551	1,584	1,589	1,592	1,592
Drive-thru/transaction service only	82	82	82	81	81
Total branch outlets	1,633	1,666	1,671	1,673	1,673

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 9 and 18.

(2)	Current quarter Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(3)
Regions' prior period regulatory capital ratios have not been revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects.

(4)
Beginning in the first quarter of 2015, Regions' regulatory capital ratios are calculated pursuant to the phase-in provisions of the Basel III capital rules. All prior period ratios were calculated pursuant to the Basel I capital rules.

(5)	First quarter of 2015 includes an income tax benefit related to state deferred tax assets of approximately $10 million which reduced the Company's effective tax rate by approximately 300 basis points.

(6)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(7)	Reflects the number of active full-time and part-time associates as of the last pay period of the month. The full-time equivalent number of employees for the quarter ended March 31, 2015 was 23,062.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Interest income on:
Loans, including fees	$725	$736	$736	$737	$732
Securities—taxable	153	151	154	156	154
Loans held for sale	3	5	5	4	8
Trading account securities	3	1	—	—	2
Other interest-earning assets	2	1	2	3	2
Total interest income	886	894	897	900	898
Interest expense on:
Deposits	28	27	26	25	27
Short-term borrowings	—	1	—	1	—
Long-term borrowings	43	46	50	51	55
Total interest expense	71	74	76	77	82
Net interest income	815	820	821	823	816
Provision for loan losses	49	8	24	35	2
Net interest income after provision for loan losses	766	812	797	788	814
Non-interest income:
Service charges on deposit accounts	161	167	181	174	173
Card and ATM fees	85	86	85	84	79
Mortgage income	40	27	39	43	40
Securities gains, net	5	12	7	6	2
Other	179	182	185	168	163
Total non-interest income	470	474	497	475	457
Non-interest expense:
Salaries and employee benefits	458	456	456	443	455
Net occupancy expense	91	93	92	90	93
Furniture and equipment expense	71	74	73	70	70
Other	285	346	205	217	199
Total non-interest expense	905	969	826	820	817
Income from continuing operations before income taxes	331	317	468	443	454
Income tax expense	95	98	151	148	151
Income from continuing operations	236	219	317	295	303
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(4)	(5)	5	2	19
Income tax expense (benefit)	(2)	(2)	2	1	7
Income (loss) from discontinued operations, net of tax	(2)	(3)	3	1	12
Net income	$234	$216	$320	$296	$315
Net income from continuing operations available to common shareholders	$220	$203	$297	$287	$295
Net income available to common shareholders	$218	$200	$300	$288	$307
Weighted-average shares outstanding—during quarter:
Basic	1,346	1,365	1,378	1,378	1,378
Diluted	1,358	1,377	1,389	1,390	1,390
Actual shares outstanding—end of quarter	1,343	1,354	1,379	1,378	1,378
Earnings per common share from continuing operations:
Basic	$0.16	$0.15	$0.22	$0.21	$0.21
Diluted	$0.16	$0.15	$0.21	$0.21	$0.21
Earnings per common share:
Basic	$0.16	$0.15	$0.22	$0.21	$0.22
Diluted	$0.16	$0.15	$0.22	$0.21	$0.22
Cash dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.03
Taxable-equivalent net interest income from continuing operations	$832	$837	$837	$838	$831

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	3/31/2015			12/31/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$21	$—	0.82%	$20	$—	0.86%
Trading account securities	104	3	12.91	103	1	3.70
Securities:
Taxable	24,682	153	2.51	24,590	151	2.44
Tax-exempt	2	—	—	2	—	—
Loans held for sale	406	3	3.46	480	5	3.74
Loans, net of unearned income:
Commercial and industrial	33,418	287	3.48	32,484	289	3.54
Commercial real estate mortgage—owner-occupied	8,143	98	4.90	8,466	104	4.89
Commercial real estate construction—owner-occupied	422	4	4.22	367	4	4.23
Commercial investor real estate mortgage	4,629	36	3.15	4,837	37	3.05
Commercial investor real estate construction	2,236	17	3.04	2,032	17	3.17
Residential first mortgage	12,330	121	3.97	12,273	121	3.91
Home equity	10,885	97	3.61	10,939	100	3.60
Indirect	3,708	31	3.37	3,627	31	3.41
Consumer credit card	977	28	11.73	975	28	11.23
Other consumer	1,194	23	7.85	1,182	22	7.40
Total loans, net of unearned income	77,942	742	3.86	77,182	753	3.87
Other interest-earning assets	2,974	2	0.28	2,408	1	0.30
Total interest-earning assets	106,131	903	3.45	104,785	911	3.45
Allowance for loan losses	(1,098)			(1,162)
Cash and due from banks	1,773			1,805
Other non-earning assets	13,760			13,694
	$120,566			$119,122
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,878	2	0.14	$6,635	3	0.12
Interest-bearing checking	21,769	5	0.09	21,003	5	0.10
Money market	26,381	7	0.11	25,752	7	0.11
Time deposits	8,500	14	0.65	8,683	12	0.58
Total interest-bearing deposits (1)	63,528	28	0.18	62,073	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	1,685	—	0.05	1,872	1	0.09
Other short-term borrowings	161	—	0.19	163	—	0.20
Long-term borrowings	3,371	43	5.20	3,618	46	5.07
Total interest-bearing liabilities	68,745	71	0.42	67,726	74	0.43
Non-interest-bearing deposits (1)	32,255	—	—	31,951	—	—
Total funding sources	101,000	71	0.29	99,677	74	0.29
Net interest spread			3.03			3.02
Other liabilities	2,603			2,385
Stockholders’ equity	16,963			17,060
	$120,566			$119,122
Net interest income/margin FTE basis		$832	3.18%		$837	3.17%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% and 0.11% for the quarters ended March 31, 2015 and December 31, 2014, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	9/30/2014			6/30/2014			3/31/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$4	$—	0.86%	$16	$—	0.86%	$9	$—	0.86%
Trading account securities	101	—	0.94	115	—	0.76	111	2	6.31
Securities:
Taxable	24,264	154	2.51	23,856	156	2.62	23,872	154	2.62
Tax-exempt	3	—	—	3	—	—	4	—	—
Loans held for sale	512	5	3.95	413	4	3.96	854	8	3.89
Loans, net of unearned income:
Commercial and industrial	31,255	285	3.61	31,058	284	3.68	29,993	278	3.75
Commercial real estate mortgage—owner-occupied	8,886	110	4.89	9,170	111	4.85	9,391	111	4.81
Commercial real estate construction—owner-occupied	351	4	4.12	357	4	4.09	341	3	4.00
Commercial investor real estate mortgage	5,071	39	3.08	5,296	42	3.20	5,287	45	3.42
Commercial investor real estate construction	1,876	15	3.27	1,822	15	3.18	1,524	12	3.28
Residential first mortgage	12,212	122	3.97	12,137	121	3.99	12,127	122	4.07
Home equity	10,999	99	3.59	11,106	100	3.62	11,216	101	3.64
Indirect	3,504	30	3.39	3,376	29	3.46	3,189	29	3.66
Consumer credit card	952	27	11.33	926	25	11.10	926	26	11.23
Other consumer	1,173	21	7.12	1,142	21	7.31	1,145	20	7.26
Total loans, net of unearned income	76,279	752	3.91	76,390	752	3.95	75,139	747	4.03
Other interest-earning assets	3,287	2	0.28	2,865	3	0.29	3,490	2	0.28
Total interest-earning assets	104,450	913	3.47	103,658	915	3.54	103,479	913	3.58
Allowance for loan losses	(1,214)			(1,246)			(1,321)
Cash and due from banks	1,781			1,767			1,817
Other non-earning assets	13,652			13,702			13,742
	$118,669			$117,881			$117,717
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,639	1	0.12	$6,673	2	0.11	$6,434	2	0.12
Interest-bearing checking	20,944	5	0.10	20,476	4	0.09	20,791	5	0.09
Money market	26,348	7	0.11	25,907	7	0.10	26,013	8	0.13
Time deposits	8,856	13	0.56	9,067	12	0.52	9,419	12	0.53
Total interest-bearing deposits (1)	62,787	26	0.17	62,123	25	0.16	62,657	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	1,796	—	0.06	2,017	1	0.09	2,097	—	0.08
Other short-term borrowings	—	—	—	54	—	0.23	—	—	—
Long-term borrowings	3,820	50	5.12	4,161	51	4.98	4,643	55	4.78
Total interest-bearing liabilities	68,403	76	0.44	68,355	77	0.45	69,397	82	0.48
Non-interest-bearing deposits (1)	31,184	—	—	30,866	—	—	30,268	—	—
Total funding sources	99,587	76	0.30	99,221	77	0.31	99,665	82	0.33
Net interest spread			3.03			3.09			3.10
Other liabilities	2,168			2,107			2,162
Stockholders’ equity	16,914			16,553			15,890
	$118,669			$117,881			$117,717
Net interest income/margin FTE basis		$837	3.18%		$838	3.24%		$831	3.26%
_______
(1) Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11%, 0.11%, and 0.12% for the quarters ended September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Net income from continuing operations available to common shareholders (GAAP)	$220	$203	$297	$287	$295	$17	8.4%	$(75)	(25.4)%
Preferred dividends (GAAP)(1)	16	16	20	8	8	—	NM	8	100.0%
Income tax expense (GAAP)	95	98	151	148	151	(3)	(3.1)%	(56)	(37.1)%
Income from continuing operations before income taxes (GAAP)	331	317	468	443	454	14	4.4%	(123)	(27.1)%
Provision for loan losses (GAAP)	49	8	24	35	2	41	NM	47	NM
Pre-tax pre-provision income from continuing operations (non-GAAP)	380	325	492	478	456	55	16.9%	(76)	(16.7)%
Other adjustments:
Securities gains, net	(5)	(12)	(7)	(6)	(2)	7	(58.3)%	(3)	150.0%
Leveraged lease termination gains, net(2)	(2)	—	(9)	—	(1)	(2)	NM	(1)	100.0%
Professional, legal and regulatory expenses(3)(4)	—	100	—	(7)	—	(100)	(100.0)%	—	NM
Branch consolidation, property and equipment charges	22	10	—	—	6	12	120.0%	16	266.7%
Loss on early extinguishment of debt	43	—	—	—	—	43	NM	43	NM
Gain on sale of TDRs held for sale, net	—	—	—	—	(35)	—	NM	35	(100.0)%
Total other adjustments	58	98	(16)	(13)	(32)	(40)	(40.8)%	90	(281.3)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$438	$423	$476	$465	$424	$15	3.5%	$14	3.3%

NM - Not Meaningful

(1)
Due to the timing of the second quarter 2014 preferred stock issuance, preferred dividends in the third quarter of 2014 reflect a longer coupon period. Total third quarter 2014 preferred dividends were approximately $4 million higher than the amount expected for future quarterly coupon periods based on the amount of preferred stock outstanding.

(2)	The majority of net leveraged lease termination gains reported during each period are offset by related income taxes.

(3)	Regions recorded $100 million of contingent legal and regulatory accruals during the fourth quarter of 2014 related to previously disclosed matters.

(4)
Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated and a corresponding recovery was recognized.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Service charges on deposit accounts	$161	$167	$181	$174	$173	$(6)	(3.6)%	$(12)	(6.9)%
Card and ATM fees	85	86	85	84	79	(1)	(1.2)%	6	7.6%
Investment management and trust fee income	51	50	47	47	49	1	2.0%	2	4.1%
Insurance commissions and fees	35	31	31	32	30	4	12.9%	5	16.7%
Mortgage income	40	27	39	43	40	13	48.1%	—	NM
Bank-owned life insurance	20	23	20	23	19	(3)	(13.0)%	1	5.3%
Capital markets fee income and other (1)	20	20	24	16	13	—	NM	7	53.8%
Commercial credit fee income	16	15	16	15	15	1	6.7%	1	6.7%
Securities gains, net	5	12	7	6	2	(7)	(58.3)%	3	150.0%
Investment services fee income	12	10	12	11	10	2	20.0%	2	20.0%
Net revenue from affordable housing	2	14	—	1	1	(12)	(85.7)%	1	100.0%
Other	23	19	35	23	26	4	21.1%	(3)	(11.5)%
Total non-interest income from continuing operations	$470	$474	$497	$475	$457	$(4)	(0.8)%	$13	2.8%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Production and sales	$27	$20	$25	$26	$24	$7	35.0%	$3	12.5%
Loan servicing	21	21	21	22	21	—	NM	—	NM
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(17)	(28)	1	(10)	(10)	11	(39.3)%	(7)	70.0%
MSRs hedge gain (loss)	17	22	1	14	12	(5)	(22.7)%	5	41.7%
MSRs change due to payment decay	(8)	(8)	(9)	(9)	(7)	—	NM	(1)	14.3%
MSR and related hedge impact	(8)	(14)	(7)	(5)	(5)	6	(42.9)%	(3)	60.0%
Total mortgage income	$40	$27	$39	$43	$40	$13	48.1%	$—	NM

Mortgage production - purchased	$743	$817	$961	$968	$662	$(74)	(9.1)%	$81	12.2%
Mortgage production - refinanced	527	351	324	302	304	176	50.1%	223	73.4%
Total mortgage production (2)	$1,270	$1,168	$1,285	$1,270	$966	$102	8.7%	$304	31.5%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Investment management and trust fee income	$51	$50	$47	$47	$49	$1	2.0%	$2	4.1%
Insurance commissions and fees	35	31	31	32	30	4	12.9%	5	16.7%
Investment services fee income	12	10	12	11	10	2	20.0%	2	20.0%
Total wealth management income (3)	$98	$91	$90	$90	$89	$7	7.7%	$9	10.1%
_________
NM - Not Meaningful

(1)	Capital markets fee income and other primarily relates to securities underwriting and placement, loan syndications, foreign exchange and customer derivatives.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
Service charges declined $6 million in the first quarter of 2015 primarily due to seasonally lower non-sufficient fund fees, as well as a $3 million reduction of fees resulting from a product discontinuation during the fourth quarter of 2014.

•
Insurance income increased in the first quarter of 2015 primarily due to the incremental impact of insurance agency lift outs, combined with organic growth in the insurance agency business, as well as, contingent commissions that are paid in the first quarter.

•	Mortgage income increased in the first quarter of 2015 primarily due to increased mortgage production as well as improvement in MSR and related hedging results.

•
Regions adopted new guidance in the first quarter of 2015 related to the accounting for investments in qualified affordable housing projects. The guidance required retrospective application to all prior periods presented. Actual gains (losses) resulting from the sale of these investments, cash distributions from the investments and any future impairment will be reported in non-interest income. Net revenue from affordable housing decreased $12 million primarily due to lower gains from the sale of related investments in the first quarter of 2015 compared to the fourth quarter of 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

 Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Salaries and employee benefits	$458	$456	$456	$443	$455	$2	0.4%	$3	0.7%
Professional, legal and regulatory expenses(1)(2)	19	134	36	30	35	(115)	(85.8)%	(16)	(45.7)%
Net occupancy expense	91	93	92	90	93	(2)	(2.2)%	(2)	(2.2)%
Furniture and equipment expense	71	74	73	70	70	(3)	(4.1)%	1	1.4%
Outside services	31	37	32	35	27	(6)	(16.2)%	4	14.8%
Marketing	26	24	23	24	24	2	8.3%	2	8.3%
Deposit administrative fee	22	20	20	13	22	2	10.0%	—	NM
Branch consolidation, property and equipment charges	22	10	—	—	6	12	120.0%	16	266.7%
Loss on early extinguishment of debt	43	—	—	—	—	43	NM	43	NM
Provision (credit) for unfunded credit losses	1	—	(24)	11	—	1	NM	1	NM
Gain on sale of TDRs held for sale, net	—	—	—	—	(35)	—	NM	35	(100.0)%
Other	121	121	118	104	120	—	NM	1	0.8%
Total non-interest expense from continuing operations	$905	$969	$826	$820	$817	$(64)	(6.6)%	$88	10.8%
_________
NM - Not Meaningful

(1)	The fourth quarter of 2014 includes $100 million of accruals for contingent legal and regulatory items related to previously disclosed matters.

(2)
The fourth quarter of 2013 included a non-tax deductible regulatory charge of $58 million related to previously disclosed inquiries from government authorities. The matter was settled in the second quarter of 2014 for $7 million less than originally estimated and a corresponding recovery was recognized.

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits increased in the first quarter of 2015 compared to the fourth quarter of 2014 reflecting higher payroll taxes and pension expense offset by the impact of lower incentives and a reduction in headcount.

•
Professional, legal and regulatory expenses included $100 million in the fourth quarter of 2014 associated with contingent legal and regulatory items related to previously disclosed matters. In addition, legal settlements, consulting fees and loan related legal matters were both lower in the first quarter of 2015.

•	Outside services decreased in the first quarter of 2015 compared to the fourth quarter of 2014 primarily due to a reduction in third-party expenses.

•
Regions made the decision to close 50 branches in the fourth quarter of 2014. During the first quarter of 2015, 33 of these branches were closed resulting in approximately $13 million of branch consolidation charges. An additional $9 million of expense was recorded in the first quarter of 2015 related to occupancy optimization.

•	Regions redeemed approximately $250 million of its 7.50 percent subordinated notes during the first quarter of 2015, incurring a related early extinguishment charge of approximately $43 million.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense and Return Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The following table also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	1Q15 vs. 4Q14		1Q15 vs. 1Q14
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)		$905	$969	$826	$820	$817	$(64)	(6.6)%	$88	10.8%
Adjustments:
Professional, legal and regulatory expenses(1)(2)		—	(100)	—	7	—	100	(100.0)%	—	NM
Branch consolidation and property and equipment charges		(22)	(10)	—	—	(6)	(12)	120.0%	(16)	266.7%
Loss on early extinguishment of debt		(43)	—	—	—	—	(43)	NM	(43)	NM
Gain on sale of TDRs held for sale, net		—	—	—	—	35	—	NM	(35)	(100.0)%
Adjusted non-interest expense (non-GAAP)	A	$840	$859	$826	$827	$846	$(19)	(2.2)%	$(6)	(0.7)%
Net interest income (GAAP)		$815	$820	$821	$823	$816	$(5)	(0.6)%	$(1)	(0.1)%
Taxable-equivalent adjustment		17	17	16	15	15	—	NM	2	13.3%
Net interest income, taxable-equivalent basis	B	$832	$837	$837	$838	$831	$(5)	(0.6)%	$1	0.1%
Non-interest income (GAAP)	C	$470	$474	$497	$475	$457	$(4)	(0.8)%	$13	2.8%
Adjustments:
Securities gains, net		(5)	(12)	(7)	(6)	(2)	7	(58.3)%	(3)	150.0%
Leveraged lease termination gains, net		(2)	—	(9)	—	(1)	(2)	NM	(1)	100.0%
Adjusted non-interest income (non-GAAP)	D	$463	$462	$481	$469	$454	$1	0.2%	$9	2.0%
Total revenue, taxable-equivalent basis	B+C	$1,302	$1,311	$1,334	$1,313	$1,288	$(9)	(0.7)%	$14	1.1%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,295	$1,299	$1,318	$1,307	$1,285	$(4)	(0.3)%	$10	0.8%
Adjusted efficiency ratio (non-GAAP)	A/E	64.9%	66.1%	62.7%	63.2%	65.9%
Adjusted fee income ratio (non-GAAP)	D/E	35.7%	35.6%	36.5%	36.0%	35.3%

		Quarter Ended
($ amounts in millions)		3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	F	$218	$200	$300	$288	$307
Average stockholders' equity (GAAP)		$16,963	$17,074	$16,930	$16,565	$15,892
Less:
Average intangible assets (GAAP)		5,089	5,097	5,105	5,104	5,107
Average deferred tax liability related to intangibles (GAAP)		(172)	(176)	(182)	(184)	(187)
Average preferred stock (GAAP)		878	886	903	779	444
Average tangible common stockholders' equity (non-GAAP)	G	$11,168	$11,267	$11,104	$10,866	$10,528
Return on average tangible common stockholders' equity (non-GAAP)*	F/G	7.91%	7.04%	10.74%	10.63%	11.80%
________
*Annualized
NM - Not Meaningful

(1)	Regions recorded $100 million of contingent legal and regulatory accruals during the fourth quarter of 2014 related to previously disclosed matters.

(2)
Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated and a corresponding recovery was recognized.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Non-interest income:
Insurance proceeds	$—	$—	$19	$—	$—
Total non-interest income	—	—	19	—	—
Non-interest expense:
Professional and legal expenses	4	5	14	(3)	(19)
Other	—	—	—	1	—
Total non-interest expense	4	5	14	(2)	(19)
Income (loss) from discontinued operations before income tax	(4)	(5)	5	2	19
Income tax expense (benefit)	(2)	(2)	2	1	7
Income (loss) from discontinued operations, net of tax	$(2)	$(3)	$3	$1	$12
Weighted-average shares outstanding—during quarter (1):
Basic	1,346	1,365	1,378	1,378	1,378
Diluted	1,346	1,365	1,389	1,390	1,390
Earnings (loss) per common share from discontinued operations:
Basic	$(0.00)	$(0.00)	$0.00	$0.00	$0.01
Diluted	$(0.00)	$(0.00)	$0.00	$0.00	$0.01

_________

(1)	In a quarter where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Components:
Allowance for loan losses (ALL)	$1,098	$1,103	$1,178	$1,229	$1,261
Reserve for unfunded credit commitments	66	65	65	89	78
Allowance for credit losses (ACL)	$1,164	$1,168	$1,243	$1,318	$1,339

Provision for loan losses	$49	$8	$24	$35	$2
Provision (credit) for unfunded credit losses	1	—	(24)	11	—

Net loans charged-off:
Commercial and industrial	16	23	15	15	10
Commercial real estate mortgage—owner-occupied	1	11	12	11	13
Commercial real estate construction—owner-occupied	—	—	1	—	1
Total commercial	17	34	28	26	24
Commercial investor real estate mortgage	2	(2)	—	2	1
Commercial investor real estate construction	(2)	(1)	(1)	(2)	—
Total investor real estate	—	(3)	(1)	—	1
Residential first mortgage	3	6	6	7	9
Home equity—first lien	3	5	4	3	7
Home equity—second lien	7	11	9	8	14
Indirect	6	7	6	4	7
Consumer credit card	8	8	8	8	8
Other consumer	10	15	15	11	12
Total consumer	37	52	48	41	57
Total	$54	$83	$75	$67	$82
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.20%	0.28%	0.19%	0.20%	0.14%
Commercial real estate mortgage—owner-occupied	0.05%	0.54%	0.52%	0.46%	0.58%
Commercial real estate construction—owner-occupied	(0.03)%	(0.02)%	1.65%	0.05%	0.47%
Total commercial	0.17%	0.33%	0.27%	0.25%	0.25%
Commercial investor real estate mortgage	0.17%	(0.11)%	(0.03)%	0.12%	0.10%
Commercial investor real estate construction	(0.40)%	(0.32)%	(0.16)%	(0.36)%	(0.13)%
Total investor real estate	(0.01)%	(0.17)%	(0.07)%	—%	0.05%
Residential first mortgage	0.10%	0.18%	0.22%	0.20%	0.32%
Home equity—first lien	0.19%	0.29%	0.25%	0.24%	0.44%
Home equity—second lien	0.58%	0.93%	0.73%	0.62%	1.13%
Indirect	0.69%	0.77%	0.70%	0.53%	0.85%
Consumer credit card	3.43%	3.29%	3.30%	3.53%	3.63%
Other consumer	3.56%	4.90%	4.99%	3.84%	4.14%
Total consumer	0.53%	0.70%	0.67%	0.57%	0.81%
Total	0.28%	0.42%	0.39%	0.35%	0.44%
Non-accrual loans, excluding loans held for sale	$800	$829	$837	$899	$1,070
Non-performing loans held for sale	32	38	38	20	40
Non-accrual loans, including loans held for sale	832	867	875	919	1,110
Foreclosed properties	138	124	125	128	129
Non-performing assets (NPAs)	$970	$991	$1,000	$1,047	$1,239
Loans past due > 90 days (1)	$211	$222	$233	$251	$257
Accruing restructured loans not included in categories above (2)	$1,220	$1,260	$1,319	$1,412	$1,578
Accruing restructured loans held for sale not included in categories above (2)	$1	$1	$1	$7	$11
Credit Ratios:
ACL/Loans, net	1.49%	1.51%	1.62%	1.72%	1.77%
ALL/Loans, net	1.40%	1.43%	1.54%	1.61%	1.67%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.37x	1.33x	1.41x	1.37x	1.18x
Non-accrual loans, excluding loans held for sale/Loans, net	1.02%	1.07%	1.09%	1.17%	1.41%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.24%	1.28%	1.30%	1.37%	1.63%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.51%	1.57%	1.61%	1.69%	1.97%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(2)	See page 14 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
Commercial and industrial	$298	0.89%	$252	0.77%	$199	0.62%	$200	0.64%	$280	0.92%
Commercial real estate mortgage—owner-occupied	216	2.68%	238	2.88%	278	3.20%	294	3.25%	307	3.31%
Commercial real estate construction—owner-occupied	3	0.63%	3	0.64%	2	0.56%	8	2.32%	16	4.31%
Total commercial	517	1.23%	493	1.19%	479	1.17%	502	1.23%	603	1.50%
Commercial investor real estate mortgage	85	1.89%	123	2.64%	133	2.69%	158	3.05%	209	3.91%
Commercial investor real estate construction	—	0.01%	2	0.09%	2	0.11%	9	0.49%	8	0.51%
Total investor real estate	85	1.23%	125	1.84%	135	1.98%	167	2.39%	217	3.11%
Residential first mortgage	101	0.81%	109	0.88%	117	0.96%	119	0.98%	136	1.12%
Home equity	97	0.90%	102	0.94%	106	0.97%	111	1.00%	114	1.02%
Total consumer	198	0.68%	211	0.72%	223	0.77%	230	0.80%	250	0.87%
Total non-accrual loans	$800	1.02%	$829	1.07%	$837	1.09%	$899	1.17%	$1,070	1.41%

Criticized and Classified Loans—Commercial and Investor Real Estate

	As of
						3/31/2015		3/31/2015
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	vs. 12/31/2014		vs. 3/31/2014
Special mention	$1,097	$1,206	$1,297	$1,327	$1,067	$(109)	(9.0)%	$30	2.8%
Accruing classified loans	1,125	875	1,074	1,055	1,094	250	28.6%	31	2.8%
Non-accruing classified loans	602	618	614	669	820	(16)	(2.6)%	(218)	(26.6)%
Total	$2,824	$2,699	$2,985	$3,051	$2,981	$125	4.6%	$(157)	(5.3)%

Home Equity Lines of Credit - Future Principal Payment Resets(1)

	As of 3/31/2015
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2015	$20	0.24%	$139	1.68%	$159
2016	28	0.34%	36	0.44%	64
2017	5	0.06%	11	0.13%	16
2018	15	0.18%	24	0.29%	39
2019	105	1.27%	92	1.11%	197
2020-2024	1,438	17.35%	1,298	15.66%	2,736
2025-2029	2,425	29.27%	2,647	31.95%	5,072
Thereafter	1	0.01%	2	0.02%	3
Total	$4,037	48.72%	$4,249	51.28%	$8,286

(1)
The balance of Regions' home equity portfolio was $10,854 million at March 31, 2015 consisting of $8,286 million of home equity lines of credit and $2,568 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
Commercial and industrial	$27	0.08%	$23	0.07%	$57	0.18%	$35	0.11%	$27	0.09%
Commercial real estate mortgage—owner-occupied	30	0.37%	34	0.41%	38	0.44%	56	0.63%	37	0.39%
Commercial real estate construction—owner-occupied	—	—%	1	0.13%	2	0.71%	1	0.21%	—	0.10%
Total commercial	57	0.13%	58	0.14%	97	0.24%	92	0.23%	64	0.16%
Commercial investor real estate mortgage	9	0.19%	20	0.42%	38	0.78%	61	1.17%	75	1.41%
Commercial investor real estate construction	4	0.17%	—	—%	12	0.61%	—	0.01%	2	0.15%
Total investor real estate	13	0.18%	20	0.29%	50	0.73%	61	0.87%	77	1.11%
Residential first mortgage—non-guaranteed (1)	109	0.91%	139	1.17%	142	1.20%	153	1.30%	146	1.24%
Home equity	101	0.93%	111	1.02%	115	1.05%	111	1.00%	123	1.10%
Indirect	41	1.10%	53	1.45%	47	1.33%	45	1.31%	42	1.28%
Consumer credit card	11	1.14%	13	1.32%	13	1.29%	11	1.13%	11	1.26%
Other consumer	12	0.99%	17	1.45%	18	1.52%	18	1.53%	16	1.39%
Total consumer (1)	274	0.95%	333	1.16%	335	1.18%	338	1.19%	338	1.20%
Total accruing 30-89 days past due loans (1)	$344	0.44%	$411	0.53%	$482	0.63%	$491	0.64%	$479	0.64%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
Commercial and industrial	$4	0.01%	$7	0.02%	$5	0.02%	$9	0.03%	$7	0.02%
Commercial real estate mortgage—owner-occupied	7	0.09%	5	0.06%	6	0.07%	5	0.05%	3	0.04%
Total commercial	11	0.03%	12	0.03%	11	0.03%	14	0.03%	10	0.03%
Commercial investor real estate mortgage	2	0.05%	3	0.06%	5	0.10%	17	0.32%	2	0.04%
Total investor real estate	2	0.03%	3	0.04%	5	0.07%	17	0.24%	2	0.03%
Residential first mortgage—non-guaranteed (2)	109	0.90%	122	1.03%	131	1.10%	136	1.15%	154	1.31%
Home equity	67	0.62%	63	0.57%	66	0.60%	65	0.58%	71	0.63%
Indirect	6	0.16%	7	0.20%	6	0.18%	5	0.16%	5	0.15%
Consumer credit card	12	1.25%	12	1.21%	11	1.15%	11	1.19%	12	1.30%
Other consumer	4	0.31%	3	0.22%	3	0.26%	3	0.27%	3	0.27%
Total consumer (2)	198	0.69%	207	0.72%	217	0.76%	220	0.78%	245	0.87%
Total accruing 90+ days past due loans (2)	$211	0.27%	$222	0.29%	$233	0.31%	$251	0.33%	$257	0.34%

Total delinquencies (1) (2)	$555	0.71%	$633	0.82%	$715	0.94%	$742	0.97%	$736	0.98%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $18 million at 3/31/2015, $24 million at 12/31/14, $21 million at 9/30/14, $19 million at 6/30/14, and $16 million at 3/31/14.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $116 million at 3/31/2015, $125 million at 12/31/14, $121 million at 9/30/14, $88 million at 6/30/14, and $94 million at 3/31/14.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Current:
Commercial	$244	$244	$278	$332	$408
Investor real estate	227	281	304	321	441
Residential first mortgage	333	301	269	261	240
Home equity	316	320	326	332	334
Consumer credit card	2	2	2	2	2
Other consumer	15	16	17	20	22
Total current	1,137	1,164	1,196	1,268	1,447
Accruing 30-89 DPD:
Commercial	5	7	11	23	18
Investor real estate	7	9	24	34	18
Residential first mortgage	49	55	61	61	70
Home equity	21	23	25	24	23
Other consumer	1	2	2	2	2
Total accruing 30-89 DPD	83	96	123	144	131
Total accruing and <90 DPD	1,220	1,260	1,319	1,412	1,578
Non-accrual or 90+ DPD:
Commercial	104	93	145	146	207
Investor real estate	42	67	70	96	145
Residential first mortgage	96	112	122	130	147
Home equity	24	25	25	27	29
Total non-accrual or 90+DPD	266	297	362	399	528
Total TDRs - Loans	$1,486	$1,557	$1,681	$1,811	$2,106

TDRs - Held For Sale	19	29	13	16	38
Total TDRs	$1,505	$1,586	$1,694	$1,827	$2,144

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Total commercial TDRs	$353	$344	$434	$501	$633
Total investor real estate TDRs	276	357	398	451	604
Total consumer TDRs	857	856	849	859	869
Total TDRs - Loans	$1,486	$1,557	$1,681	$1,811	$2,106

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Assets:
Cash and due from banks	$1,737	$1,601	$1,770	$2,094	$2,072
Interest-bearing deposits in other banks	4,224	2,303	2,993	2,705	3,114
Federal funds sold and securities purchased under agreements to resell	65	100	20	20	10
Trading account securities	107	106	103	100	117
Securities held to maturity	2,129	2,175	2,222	2,275	2,317
Securities available for sale	22,879	22,580	22,379	21,963	21,615
Loans held for sale	491	541	504	514	395
Loans, net of unearned income	78,243	77,307	76,607	76,513	75,680
Allowance for loan losses	(1,098)	(1,103)	(1,178)	(1,229)	(1,261)
Net loans	77,145	76,204	75,429	75,284	74,419
Other interest-earning assets	83	89	112	86	107
Premises and equipment, net	2,174	2,193	2,192	2,194	2,194
Interest receivable	313	310	310	308	316
Goodwill	4,816	4,816	4,816	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	239	257	277	276	288
Other identifiable intangible assets	272	275	287	281	294
Other assets	5,773	6,013	5,691	5,687	5,747
Total assets	$122,447	$119,563	$119,105	$118,603	$117,821
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$33,553	$31,747	$31,388	$31,277	$31,154
Interest-bearing	63,924	62,453	62,742	62,545	62,239
Total deposits	97,477	94,200	94,130	93,822	93,393
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,085	1,753	1,893	1,818	1,981
Other short-term borrowings	—	500	—	—	—
Total short-term borrowings	2,085	2,253	1,893	1,818	1,981
Long-term borrowings	3,208	3,462	3,813	3,824	4,226
Total borrowed funds	5,293	5,715	5,706	5,642	6,207
Other liabilities	2,626	2,775	2,230	2,226	2,201
Total liabilities	105,396	102,690	102,066	101,690	101,801
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	868	884	900	920	442
Common stock	14	14	14	14	14
Additional paid-in capital	18,604	18,767	19,069	19,121	19,179
Retained earnings (deficit)	(943)	(1,177)	(1,393)	(1,713)	(2,009)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(115)	(238)	(174)	(52)	(229)
Total stockholders’ equity	17,051	16,873	17,039	16,913	16,020
Total liabilities and stockholders’ equity	$122,447	$119,563	$119,105	$118,603	$117,821

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Loans

	As of
						3/31/2015		3/31/2015
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	vs. 12/31/2014		vs. 3/31/2014
Commercial and industrial	$33,681	$32,732	$31,857	$31,354	$30,466	$949	2.9%	$3,215	10.6%
Commercial real estate mortgage—owner-occupied	8,043	8,263	8,666	9,024	9,257	(220)	(2.7)%	(1,214)	(13.1)%
Commercial real estate construction—owner-occupied	437	407	350	366	375	30	7.4%	62	16.5%
Total commercial	42,161	41,402	40,873	40,744	40,098	759	1.8%	2,063	5.1%
Commercial investor real estate mortgage	4,499	4,680	4,940	5,193	5,338	(181)	(3.9)%	(839)	(15.7)%
Commercial investor real estate construction	2,422	2,133	1,878	1,780	1,654	289	13.5%	768	46.4%
Total investor real estate	6,921	6,813	6,818	6,973	6,992	108	1.6%	(71)	(1.0)%
Residential first mortgage	12,418	12,315	12,264	12,187	12,136	103	0.8%	282	2.3%
Home equity—first lien	6,261	6,195	6,114	6,068	6,008	66	1.1%	253	4.2%
Home equity—second lien	4,593	4,737	4,854	4,996	5,140	(144)	(3.0)%	(547)	(10.6)%
Indirect	3,701	3,642	3,543	3,422	3,253	59	1.6%	448	13.8%
Consumer credit card	966	1,009	964	945	917	(43)	(4.3)%	49	5.3%
Other consumer	1,222	1,194	1,177	1,178	1,136	28	2.3%	86	7.6%
Total consumer	29,161	29,092	28,916	28,796	28,590	69	0.2%	571	2.0%
Total Loans	$78,243	$77,307	$76,607	$76,513	$75,680	$936	1.2%	$2,563	3.4%

	Average Balances
($ amounts in millions)	1Q15	4Q14	3Q14	2Q14	1Q14	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Commercial and industrial	$33,418	$32,484	$31,255	$31,058	$29,993	$934	2.9%	$3,425	11.4%
Commercial real estate mortgage—owner-occupied	8,143	8,466	8,886	9,170	9,391	(323)	(3.8)%	(1,248)	(13.3)%
Commercial real estate construction—owner-occupied	422	367	351	357	341	55	15.0%	81	23.8%
Total commercial	41,983	41,317	40,492	40,585	39,725	666	1.6%	2,258	5.7%
Commercial investor real estate mortgage	4,629	4,837	5,071	5,296	5,287	(208)	(4.3)%	(658)	(12.4)%
Commercial investor real estate construction	2,236	2,032	1,876	1,822	1,524	204	10.0%	712	46.7%
Total investor real estate	6,865	6,869	6,947	7,118	6,811	(4)	(0.1)%	54	0.8%
Residential first mortgage	12,330	12,273	12,212	12,137	12,127	57	0.5%	203	1.7%
Home equity—first lien	6,234	6,161	6,096	6,052	6,014	73	1.2%	220	3.7%
Home equity—second lien	4,651	4,778	4,903	5,054	5,202	(127)	(2.7)%	(551)	(10.6)%
Indirect	3,708	3,627	3,504	3,376	3,189	81	2.2%	519	16.3%
Consumer credit card	977	975	952	926	926	2	0.2%	51	5.5%
Other consumer	1,194	1,182	1,173	1,142	1,145	12	1.0%	49	4.3%
Total consumer	29,094	28,996	28,840	28,687	28,603	98	0.3%	491	1.7%
Total Loans	$77,942	$77,182	$76,279	$76,390	$75,139	$760	1.0%	$2,803	3.7%

End of Period Loan Portfolio Balances by Percentage					As of
					3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Commercial and industrial					43.0%	42.4%	41.6%	41.0%	40.3%
Commercial real estate mortgage—owner-occupied					10.3%	10.7%	11.3%	11.8%	12.2%
Commercial real estate construction—owner-occupied					0.6%	0.5%	0.5%	0.5%	0.5%
Total commercial					53.9%	53.6%	53.4%	53.3%	53.0%
Commercial investor real estate mortgage					5.7%	6.0%	6.4%	6.8%	7.0%
Commercial investor real estate construction					3.1%	2.8%	2.5%	2.3%	2.2%
Total investor real estate					8.8%	8.8%	8.9%	9.1%	9.2%
Residential first mortgage					15.9%	15.9%	16.0%	15.9%	16.0%
Home equity—first lien					8.0%	8.0%	8.0%	7.9%	8.0%
Home equity—second lien					5.9%	6.1%	6.3%	6.6%	6.8%
Indirect					4.7%	4.7%	4.6%	4.5%	4.3%
Consumer credit card					1.2%	1.3%	1.3%	1.2%	1.2%
Other consumer					1.6%	1.6%	1.5%	1.5%	1.5%
Total consumer					37.3%	37.6%	37.7%	37.6%	37.8%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Deposits

	As of
						3/31/2015		3/31/2015
($ amounts in millions)	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	vs. 12/31/2014		vs. 3/31/2014
Customer Deposits
Interest-free deposits	$33,553	$31,747	$31,388	$31,277	$31,154	$1,806	5.7%	$2,399	7.7%
Interest-bearing checking	21,780	21,544	21,152	21,159	20,605	236	1.1%	1,175	5.7%
Savings	7,146	6,653	6,597	6,646	6,664	493	7.4%	482	7.2%
Money market—domestic	26,371	25,396	25,983	25,566	25,529	975	3.8%	842	3.3%
Money market—foreign	238	265	243	223	222	(27)	(10.2)%	16	7.2%
Low-cost deposits	89,088	85,605	85,363	84,871	84,174	3,483	4.1%	4,914	5.8%
Time deposits	8,389	8,595	8,767	8,951	9,219	(206)	(2.4)%	(830)	(9.0)%
Total Customer Deposits	$97,477	$94,200	$94,130	$93,822	$93,393	$3,277	3.5%	$4,084	4.4%

	Average Balances
($ amounts in millions)	1Q15	4Q14	3Q14	2Q14	1Q14	1Q15 vs. 4Q14		1Q15 vs. 1Q14
Customer Deposits
Interest-free deposits	$32,255	$31,951	$31,184	$30,866	$30,268	$304	1.0%	$1,987	6.6%
Interest-bearing checking	21,769	21,003	20,944	20,476	20,791	766	3.6%	978	4.7%
Savings	6,878	6,635	6,639	6,673	6,434	243	3.7%	444	6.9%
Money market—domestic	26,132	25,506	26,095	25,684	25,788	626	2.5%	344	1.3%
Money market—foreign	249	246	253	223	225	3	1.2%	24	10.7%
Low-cost deposits	87,283	85,341	85,115	83,922	83,506	1,942	2.3%	3,777	4.5%
Time deposits	8,500	8,683	8,856	9,067	9,417	(183)	(2.1)%	(917)	(9.7)%
Total customer deposits	95,783	94,024	93,971	92,989	92,923	1,759	1.9%	2,860	3.1%
Corporate Treasury Deposits
Time deposits	—	—	—	—	2	—	NM	(2)	(100.0)%
Total Deposits	$95,783	$94,024	$93,971	$92,989	$92,925	$1,759	1.9%	$2,858	3.1%

					As of
End of Period Deposits by Percentage					3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Customer Deposits
Interest-free deposits					34.4%	33.7%	33.3%	33.3%	33.4%
Interest-bearing checking					22.4%	22.9%	22.5%	22.6%	22.1%
Savings					7.3%	7.0%	7.0%	7.1%	7.1%
Money market—domestic					27.1%	27.0%	27.6%	27.3%	27.3%
Money market—foreign					0.2%	0.3%	0.3%	0.2%	0.2%
Low-cost deposits					91.4%	90.9%	90.7%	90.5%	90.1%
Time deposits					8.6%	9.1%	9.3%	9.5%	9.9%
Total Customer Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$17,051	$16,873	$17,039	$16,913	$16,020
Less:
Preferred stock (GAAP)		868	884	900	920	442
Intangible assets (GAAP)		5,088	5,091	5,103	5,097	5,110
Deferred tax liability related to intangibles (GAAP)		(173)	(172)	(181)	(183)	(186)
Tangible common stockholders’ equity (non-GAAP)	A	$11,268	$11,070	$11,217	$11,079	$10,654
Total assets (GAAP)		$122,447	$119,563	$119,105	$118,603	$117,821
Less:
Intangible assets (GAAP)		5,088	5,091	5,103	5,097	5,110
Deferred tax liability related to intangibles (GAAP)		(173)	(172)	(181)	(183)	(186)
Tangible assets (non-GAAP)	B	$117,532	$114,644	$114,183	$113,689	$112,897
Shares outstanding—end of quarter	C	1,343	1,354	1,379	1,378	1,378
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.59%	9.66%	9.82%	9.74%	9.44%
Tangible common book value per share (non-GAAP)	A/C	$8.39	$8.18	$8.14	$8.04	$7.73

($ amounts in millions)		3/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$17,051
Non-qualifying goodwill and intangibles		(4,910)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		1
Preferred stock (GAAP)		(868)
Basel III common equity Tier 1 (non-GAAP)	D	$11,274
Basel III risk-weighted assets (non-GAAP)(2)	E	$103,056
Basel III common equity Tier 1 ratio (non-GAAP)	D/E	10.9%

(1)
Current quarter amounts and the resulting ratio are estimated. Regulatory capital measures for periods prior to the first quarter of 2015 were not revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. As a result, those calculations have been removed from the table.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2015 Earnings Release

Forward-Looking Statements (Continued)
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.